                                   EXHIBIT 11

                             AMSOUTH BANCORPORATION

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                            THREE MONTHS ENDED
                                                                  MARCH 31
                                                            -------------------
                                                              1994      1993
                                                            --------- ---------
                                                               (IN THOUSANDS
                                                                  EXCEPT
                                                              PER SHARE DATA)
Net income................................................. $  41,280 $  37,394
                                                            ========= =========
Average shares of common stock outstanding.................    51,656    48,116
                                                            ========= =========
Earnings per common share.................................. $    0.80 $    0.78
                                                            ========= =========

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